UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008 (July 28, 2008)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7700 San Felipe, Suite 485 Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition of Assets.

On July 28, 2008, pursuant to a Purchase and Sale Agreement dated July 18, 2008 (the “Purchase Agreement”), Vanguard Natural Resources, LLC (the “Company”), through its wholly-owned subsidiary Vanguard Permian, LLC consummated the acquisition of certain producing and non-producing oil and gas properties from Segundo Navarro Drilling, Ltd., an affiliate of the Lewis Energy Group (“Lewis”), in South Texas (the “Purchased Assets”) for approximately $53.4 million in cash and Company units (the “Acquisition”).  The consideration included $32.04 million in cash and $21.36 million in Company units or 1,350,873 units determined based on the 20 day average closing price of the units on the NYSE Arca prior to the closing date of the transaction ($15.81).

The Purchased Assets have total estimated proved reserves of 20 Bcfe as of June 1, 2008, of which approximately 98% is natural gas and 65% is proved developed.   These reserves have a 1,150 Btu content. Lewis will continue to operate all of the wells acquired in this transaction and will operate the undeveloped portion of the properties, which Vanguard and Lewis will jointly develop. Based on the current net daily production of approximately 3,000 Mcf, the properties have a reserve to production ratio of approximately 18 years.

The $32.04 million cash portion of the purchase price was funded from borrowings under the Company’s reserve-based credit facility and cash on hand.  The purchase price is subject to final purchase price adjustments to be determined based on an effective date of June 1, 2008.

Pursuant to closing, Lewis assigned and the Company assumed natural gas swaps and collars based on Houston Ship Channel pricing for approximately 85% of the estimated gas production from existing producing wells for the period beginning July 2008 through December 2011. A schedule of the hedges acquired in this transaction is shown below:

Period	Volume (Mmbtu)	Hedge	Pricing (1)

July-December 2008	527,800	Collar	$11.40-12.85
2009	970,800	Swap	$11.00
2010	843,900	Swap	$10.07
2011	762,200	Swap	$9.75
(1)	All prices are Houston Ship Channel first of month index prices. The Swap prices shown for 2009-2011 are weighted average prices for the calendar year.

The parties have made customary representations, warranties, covenants and agreements in the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which was attached as Exhibit 10.1 to the Company’s Form 8-K filed on July 21, 2008 and incorporated herein by reference.

Item 7.01     Regulation FD Material.

On July 30, 2008, the Company issued a press release announcing the consummation of the Acquisition, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 99.1	Press Release dated July 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
July 30, 2008

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1	Press Release dated July 30, 2008